Exhibit 10.02

XCEL ENERGY INC. NONQUALIFIED PENSION PLAN

(2009 Restatement)

First effective December 18, 1980

XCEL ENERGY INC. NONQUALIFIED PENSION PLAN

(2009 Restatement)

TABLE OF CONTENTS

SECTION 1 INTRODUCTION			1
1.1	Restatement of Plan		1
1.2	Definitions		2
	1.2.1	Actuarial Equivalent	2
	1.2.2	Affiliate	2
	1.2.3	Beneficiary	2
	1.2.4	Beneficiary Designation Form	3
	1.2.5	Committee	3
	1.2.6	Effective Date	3
	1.2.7	Employer	3
	1.2.8	Excess Plan Participant	3
	1.2.9	Participant	3
	1.2.10	Plan	3
	1.2.11	Plan Statement	3
	1.2.12	Plan Year	3
	1.2.13	Principal Sponsor	3
	1.2.14	Qualified Pension Plan	3
	1.2.15	Qualified Pension Plan Benefit	4
	1.2.16	Separation from Service	4
	1.2.17	Spouse	4
	1.2.18	Top Hat Participant	5
	1.2.19	Trust	5
	1.2.20	Trust Fund	5
	1.2.21	Trustee	5
1.3	Rules of Interpretation		5

SECTION 2 PARTICIPATION			7
2.1	Participation		7
2.2	Cessation of Eligibility		7

SECTION 3 BENEFIT			8
3.1	Nonqualified Pension Plan Benefit of Traditional and Pension Equity Plan Top Hat Participants		8
3.2	Nonqualified Pension Plan Benefit of Account Balance Plan Top Hat Participants		8
3.3	Nonqualified Pension Plan Benefit of Excess Plan Participants		8

i

3.4	No Duplication of Benefits		9

SECTION 4 DISTRIBUTION			10
4.1	Time and Form of Payment		10
4.2	Death or Change in Control		10
	4.2.1	Death	10
	4.2.2	Change in Control	10
4.3	Withholding of Taxes		10
4.4	Acceleration of Payments		10
	4.4.1	Payment of Employment Taxes or Income Taxes	10
	4.4.2	Payment upon Income Inclusion under Code	10
	4.4.3	Conflicts of Interest	11
	4.4.4	Termination of Plan	11
4.5	Delay of Payments		11
4.6	Application for Payment		11
4.7	Designation of Beneficiaries		11
	4.7.1	Right	11
	4.7.2	Failure of Designation	12
	4.7.3	Definitions	12
	4.7.4	Special Rules	12
	4.7.5	Facility	13
4.8	Payment Obligations of Participating Employers		14
4.9	SERP Participants		14

SECTION 5 UNFUNDED PLAN			15
5.1	Establishment of Trust		15
5.2	Funding and Location of Trust		15
5.3	Interrelationship of the Plan and the Trust		15
5.4	Distributions From the Trust		15
5.5	Spendthrift Provision		15

SECTION 6 AMENDMENT AND TERMINATION			16
6.1	Amendment		16
6.2	Termination		16
	6.2.1	Dissolution or Bankruptcy	16
	6.2.2	Discretionary Termination	16

SECTION 7 DETERMINATIONS — RULES AND REGULATIONS			17
7.1	Determinations		17
7.2	Rules and Regulations		17
7.3	Method of Executing Instruments		17

ii

7.4	Claims and Review Procedure		17
	7.4.1	Initial Claim	17
	7.4.2	Notice of Initial Adverse Determination	17
	7.4.3	Request for Review	18
	7.4.4	Claim on Review	18
	7.4.5	Notice of Adverse Determination for Claim on Review	18
7.5	Rules and Regulations		19
	7.5.1	Adoption of Rules	19
	7.5.2	Specific Rules	19
7.6	Deadline to File Claim		20
7.7	Exhaustion of Administrative Remedies		20
7.8	Deadline to File Legal Action		20
7.9	Knowledge of Fact by Participant Imputed to Beneficiary		21
7.10	Information Furnished by Participants		21
7.11	Overpayments		21

SECTION 8 PLAN ADMINISTRATION			22
8.1	Principal Sponsor		22
	8.1.1	Officers	22
	8.1.2	Chief Executive Officer	22
8.2	Committee		22
	8.2.1	Appointment and Removal	22
	8.2.2	Automatic Removal	22
	8.2.3	Authority	22
	8.2.4	Majority Decisions	23
8.3	Limitation on Authority		23
	8.3.1	Generally	23
	8.3.2	Trustee	23
8.4	Conflict of Interest		24
8.5	Dual Capacity		24
8.6	Administrator		24
8.7	Service of Process		24
8.8	Administrative Expenses		24

SECTION 9 DISCLAIMERS			25
9.1	Term of Employment		25
9.2	Source of Payment		25
9.3	Delegation		25

ADDENDUM A Section 415 Excess Benefit Plan Benefit			26

iii

XCEL ENERGY INC. NONQUALIFIED PENSION PLAN

(2009 Restatement)

SECTION 1

INTRODUCTION

1.1                               Restatement of Plan.  Effective January 1, 1950, Xcel Energy Inc. (formerly Northern States Power Company) established the NSP Pension Plan.  Since its establishment, the NSP Pension Plan has been restated several times.  The NSP Pension Plan was most recently restated in its entirety as of January 1, 2000, and was renamed as the “Xcel Energy Pension Plan” as of August 10, 2000 and was most recently restated as of January 1, 2002.

As of December 18, 1980, Northern States Power Company established the NSP Deferred Compensation Plan.  The NSP Deferred Compensation Plan was restated in its entirety as of January 1, 1992 (the “NSP 1992 Plan”).  The purposes of the NSP 1992 Plan were to provide additional retirement benefits to a select group of management and highly compensated employees by allowing participants to elect to defer current income by making pretax contributions to the plan.  In addition, section 9(F) of the NSP 1992 Plan provided certain employees an additional benefit intended to restore to them promised benefits under the NSP Pension Plan that could not be provided due to the limitations imposed by Internal Revenue Code (“Code”) section 401(a)(17).

Effective as of November 1, 1988, Northern States Power Company established the NSP Excess Benefit Plan.  The NSP Excess Benefit Plan was renamed as the “Xcel Energy Excess Benefit Plan” as of August 10, 2000.  One of the purposes of the Xcel Energy Excess Benefit Plan was to provide eligible employees with those benefits that they would have received under the Xcel Energy Pension Plan (formerly, the “Northern States Power Company Pension Plan”), but for the limitations of Code section 415 as permitted by section 3(36) of the Employee Retirement Income Security Act (“ERISA”).

As of January 1, 2000, Northern States Power Company adopted the NSP Nonqualified Deferred Compensation Plan (2000 Statement).

As of August 2000, Northern States Power Company and New Century Energies, Inc. (“NCE”) merged to become Xcel Energy Inc. (the “Principal Sponsor”).

Following that merger, the NSP Nonqualified Deferred Compensation Plan (2000 Statement) was renamed the Xcel Energy Inc. Nonqualified Deferred Compensation Plan.  In 2002, the Xcel Energy Inc. Nonqualified Deferred Compensation Plan was restated as the “Xcel Energy Inc. Nonqualified Deferred Compensation Plan (2002 Restatement)” and all benefits previously payable to participants under the NCE Nonqualified Plans and the benefits previously payable to Participants under section 8 of the NSP 1992 Plan (the “Regular Deferred Compensation Account”), including amounts credited to such account pursuant to Sections 9(B), 9(D) and 9(E) of the NSP 1992 Plan (a participant’s “ESOP make-up”, “FINC account” and “grandfathered incentive benefit” respectively, if any), were transferred to and became payable to participants pursuant to the terms of the Xcel Energy Inc. Nonqualified Deferred Compensation Plan (2002 Restatement).

At the same time, a portion of the NSP 1992 Plan was restated to become the Xcel Energy Inc. Nonqualified Pension Plan (2002 Restatement).  The purpose of the 2002 Restatement was to provide certain of the benefits promised to a select group of management and highly compensated participants under the Xcel Energy Pension Plan and the Xcel Energy Inc. Non-bargaining Pension Plan (South) (2002 Restatement) without regard to the limitations imposed by Code section 401(a)(17), subject to the limitations provided in such restatement, but without duplication of benefits.  The benefits provided under such restatement (and this 2009 Restatement thereof) are to be provided in full satisfaction of any similar benefits provided to participants under section 9(F) of the NSP 1992 Plan, Article III of the Xcel Energy Excess Benefit Plan, and any similar nonqualified supplemental retirement plan of the former NCE or its affiliates (said plans being collectively referred to herein as the “Former Nonqualified Plans”) other than benefits provided a select group of management or highly compensated employees pursuant to the terms of the New Century Energies Supplemental Executive Retirement Plan (as adopted effective January 1, 1998) and as renamed the “Xcel Energy Supplemental Executive Retirement Plan” as of August 10, 2000.

In addition, Addendum A of the 2002 Restatement was and is intended to be an “excess benefit plan” maintained by the Principal Sponsor solely for the purpose of providing benefits for certain employees in excess of the limitations on benefits imposed by Code section 415.  Such Addendum is intended to be considered a “separable part” of this Plan and is intended to provide certain employees with the benefits previously provided under Article III of the Xcel Energy Excess Benefit Plan that provided supplemental pension benefits.

Effective January 1, 2009, this Plan is again amended and restated and to cause the Plan to be compliant with Section 409A of the Internal Revenue Code of 1986, as amended, and the guidance issued thereunder. During the period from and after January 1, 2005 through the effective date of this restatement, the Plan has been operated in good faith compliance with IRS Notice 2005-1, proposed and final regulations under Code Section 409A and other applicable guidance.

1.2                               Definitions.  When the following terms are used herein with initial capital letters, they shall have the following meanings:

1.2.1                      Actuarial Equivalent – a benefit of equivalent value computed on the basis of the factors and assumptions of the Qualified Pension Plan in which the Participant participated at the time of his or her Separation from Service.

1.2.2                      Affiliate – A business entity that is at least 50% owned or affiliated in ownership with the Principal Sponsor, as defined in regulations issued under Section 409A of the Code.

1.2.3                      Beneficiary – as to a Top Hat Participant, a person designated by a Top Hat Participant (or automatically by operation of this Plan Statement) to receive all or a part of the Top Hat Participant’s benefit in the event of the Top Hat Participant’s death prior to full distribution thereof.  As to an Excess Plan Participant, a person designated by the Excess Plan Participant to receive all or part of the Excess Plan Participant’s benefit under the Qualified Plan in which the Excess Plan Participant participated or is such Excess Plan

Participant’s Beneficiary as automatically determined by operation of such Qualified Plan.  A person shall not be considered a Beneficiary until the death of the Participant.

1.2.4                      Beneficiary Designation Form – the form prescribed by the Committee upon which a Top Hat Participant may designate a Beneficiary.

1.2.5                      Committee – a Committee appointed pursuant to Section 8.

1.2.6                      Effective Date – the original effective date of the Plan was December 18, 1980.  The effective date of this restatement is January 1, 2009, except as otherwise provided herein.

1.2.7                      Employer – the Principal Sponsor and any business entity that is an Affiliate of the Principal Sponsor as employing employees that are eligible participate in this Plan or for whom benefits are provided under Addendum A hereof.

1.2.8                      Excess Plan Participant - A Participant whose benefit under this Plan is determined solely by reference to Section 3.3.

1.2.9                      Participant – an employee of the Employer who is eligible to participate in this Plan as a Top Hat Participant because his benefit under the Qualified Pension Plan is limited by Code section 401(a)(17), or who is an employee whose benefit under the Qualified Pension Plan is limited solely by application of Code section 415 and whose benefit under this Plan is determined solely by reference to Section 3.3 hereof (an “Excess Plan Participant”).  No employee is presumed or automatically eligible to participate in this Plan as a Top Hat Participant.  An employee who has become a Participant shall be considered to continue as a Participant in the Plan until the date of the Participant’s death or, if earlier, the date when the Participant is no longer employed by an Employer or an Affiliate and upon which the Participant (or Beneficiary of a surviving Participant) no longer has any benefit under the Plan.  When used herein, the term “Participant” shall refer collectively to Excess Plan Participants and Top Hat Participants, unless the context clearly requires otherwise.

1.2.10                Plan – the nonqualified defined benefit pension program maintained by the Principal Sponsor established for the benefit of Participants eligible to participate therein, as set forth in this Plan Statement.  The Plan shall be referred to as the “Xcel Energy Inc. Nonqualified Pension Plan (2009 Restatement).

1.2.11                Plan Statement – this document entitled “XCEL ENERGY INC. NONQUALIFIED PENSION PLAN (2009 Restatement).

1.2.12                Plan Year – the calendar year.

1.2.13                Principal Sponsor – Xcel Energy Inc., a Minnesota corporation.

1.2.14                Qualified Pension Plan – the Xcel Energy Inc. Pension Plan (North) and the Xcel Energy Inc. Non-bargaining Pension Plan (South), and any amendments, restatements, or successor plans thereto.

1.2.15                Qualified Pension Plan Benefit – a Participant’s benefit under a Qualified Pension Plan applicable to him or her, but not including any Retirement Spending Account benefit or any Social Security Supplement as those terms are defined in the Qualified Pension Plan.

1.2.16                Separation from Service – means:

(a)                                 An Employee’s death, retirement or other termination of employment, from the Employer and all Affiliates.  A Separation from Service shall not be considered to have occurred and the Participant’s employment relationship is treated as continuing while the Participant is on military leave, sick leave, or other bona fide leave of absence if such period of leave does not exceed 6 months or, if longer, so long as the Participant’s right to reemployment is provided by statute or by contract.  If the period of leave exceeds 6 months and such reemployment rights are not provided, then the Participant is deemed to have a termination of employment as of the first date immediately following such 6-month period.

(b)                                A termination of employment will occur as of a specified date if the facts and circumstances indicate that (1) the Employer and the Participant reasonably anticipated that no further services would be performed after that date or (2) the level of bona fide services the Participant would perform after that date (whether as an employee or an independent contractor) would permanently decrease to 20% or less of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding 36-month period (or the full period of such services, if less than 36 months).

(c)                                 A Participant is presumed to (1) have incurred a termination of employment from the Employer and all Affiliates where the level of bona fide services the Participant performs after such date decreases to a level equal to 20% or less of the average level of services performed by the Participant over the immediately preceding 36-month period (on the full period of such services, if less than 36 months); and (2) not to have incurred a termination of employment from the Employer and all Affiliates where the level of bona fide services the Participant performs after such date continues at a level equal to 50% or more of the average level of services performed by the Participant over the immediately preceding 36-month period (or the full period of such services, if less than 36 months).  These presumptions can be rebutted by showing that the Employer and the Participant reasonably anticipated that there either would or would not have been a Separation from Service in accordance with paragraph (b).

(d)                                In the case of a Participant who is an independent contractor, Separation from Service means the expiration of the contract (or, as applicable, all contracts) under which services are performed for the Employer or any Affiliate if the expiration constitutes a good faith and complete termination of the contractual relationship.

1.2.17                Spouse – the person to whom a Participant is legally married on the earlier of:

(a)                                 the date as of which the Participant’s benefit payments are scheduled to begin; or

(b)                                the date of the Participant’s death;

and to whom the Participant has been legally married for at least 12 consecutive months on the date of the Participant’s death.

1.2.18                Top Hat Participant – A Participant who is a member of a select group of management or highly compensated employees whose benefit is determined under the provisions of Section 3.1 or Section 3.2.

1.2.19                Trust – the Trust agreement for the Plan, if any, established by the Principal Sponsor pursuant to Section 5.

1.2.20                Trust Fund – the fund or funds, if any, established by the Principal Sponsor pursuant to Section 5.

1.2.21                Trustee – that person or entity, if any, which shall have been appointed by the Principal Sponsor to hold the assets of any Trust created pursuant to Section 5.

1.3                               Rules of Interpretation.  The following rules shall apply for purposes of interpreting this Plan.

1.3.1                      An individual shall be considered to have attained a given age on such individual’s birthday for that age (and not on the day before).  Individuals born on February 29 in a leap year shall be considered to have their birthdays on February 28 in each year that is not a leap year.

1.3.2                      Whenever appropriate, words used herein in the singular may be read in the plural, or words used herein in the plural may be read in the singular; the masculine may include the feminine; and the words “hereof,” “herein” or “hereunder” or other similar compounds of the word “here” shall mean and refer to this entire Plan document and not to any particular paragraph or section of this Plan document unless the context clearly indicates to the contrary.

1.3.3                      If, under the rules of this Plan, an election, form or other document (whether in written or electronic form) must be filed with or received by the Committee, it must be actually received by the Committee or its agent to be effective.  The determination of whether or when an election, form or other document has been received by the Committee shall be made by the Committee on the basis of what documents are acknowledged by the Committee to be in its actual possession without regard to any “mailbox rule” or similar rule of evidence.  The absence of a document in the Committee’s records and files shall be conclusive and binding proof that the document was not received.

1.3.4                      The titles given to the various sections of this Plan document are inserted for convenience of reference only and are not part of this Plan document, and they shall not be considered in determining the purpose, meaning or intent of any provision hereof.

1.3.5                      This Plan shall be construed and this Plan shall be administered to create an unfunded plan providing deferred compensation to a select group of management or highly compensated employees so that it is exempt from the requirements of Parts 2, 3 and 4 of Title I of the Employee Retirement Income Security Act of 1974 (ERISA) and qualifies for a form of simplified, alternative compliance with the reporting and disclosure requirements of Part 1 of Title I of ERISA.  It is further intended that this Plan shall satisfy the conditions for a deferral of income under the Code including but not limited to the provisions of Code Section 409A and in a manner that will not cause a Participant to be liable for the payment of interest and tax penalties which may be imposed under Code Section 409A.  If any provision of this Plan may be susceptible to more than one interpretation or to an interpretation that may result in the Plan’s failing to satisfy Code Section 409A, such provision shall be applied as construed in a manner that is consistent with the provisions of such Code section.

1.3.6                      This document has been executed and delivered in the State of Minnesota and has been drawn in conformity to the laws of that State and shall, subject to the foregoing, be construed and enforced in accordance with the laws of the State of Minnesota.

SECTION 2

PARTICIPATION

2.1                                Participation. An employee (other than employee whose employment terms are subject to a collective bargaining agreement) of an Employer who is a member of a select group of management or highly compensated employees shall become a Participant in this Plan if his or her benefit under the applicable Qualified Pension Plan is limited by Code Section 401(a)(17) or whose benefit under the Plan is determined solely be reference to Section 3.3 hereof.

2.2                                Cessation of Eligibility.  If, during a Plan Year, a Participant ceases to satisfy the criteria that qualified him as a Participant (including, for this purpose, the requirement that such individual be a member of a select group of management or highly compensated employees (as that expression is used in ERISA)), his accruals under the Plan shall continue for the rest of such Plan Year and shall then cease.  Such employee shall, however, remain a Participant in the Plan until his benefit (if any) is distributed from the Plan.

SECTION 3

BENEFIT

3.1                                Nonqualified Pension Plan Benefit of Traditional and Pension Equity Plan Top Hat Participants.  The benefit of a Top Hat Participant whose Qualified Pension Plan Benefit is determined under either a traditional benefit formula or a pension equity benefit formula shall, at such Top Hat Participant’s Separation from Service, be equal to (a) - (b) multiplied by (c) as follows:

(a)                                  the Top Hat Participant’s Qualified Pension Plan Benefit determined without regard to the limitations imposed by Code sections 401(a)(17) and 415, and determined as if such Top Hat Participant’s compensation under the Qualified Pension Plan had, for Plan Years prior to January 1, 2002, included compensation that the Top Hat Participant deferred to a nonqualified deferred compensation plan of the Employer, minus

(b)                                 the Top Hat Participant’s actual Qualified Pension Plan Benefit, and multiplied by

(c)                                  a percentage equal to that percentage which the Top Hat Participant is vested in his or her benefit under a Qualified Pension Plan at the time of his or her Separation from Service.

3.2                                Nonqualified Pension Plan Benefit of Account Balance Plan Top Hat Participants. A Top Hat Participant whose Qualified Pension Plan benefit is determined by reference to the account balance formula thereof shall, effective for Plan Years beginning on and after January 1, 2002, earn a benefit under this Plan equal to (a) — (b) multiplied by (c), as follows:

(a)                                  The account balance credits (and interest thereon) that would have been credited to the account of a Top Hat Participant under the Qualified Pension Plan if the limitations imposed by Code sections 401(a)(17) and 415 had been disregarded, minus

(b)                                 The account balance credits (and interest thereon) actually credited to such Top Hat Participant’s account under the Qualified Pension Plan for such period, and multiplied by

(c)                                  A percentage equal to that percentage which the Top Hat Participant is vested in his or her benefit under a Qualified Pension Plan at the time of his or her Separation from Service.

3.3                                Nonqualified Pension Plan Benefit of Excess Plan Participants.  The Nonqualified Pension Plan benefits of an Excess Plan Participant shall be determined as provided in Addendum A.

3.4                                No Duplication of Benefits.  It is the intent that this Plan shall supplement, but not duplicate, the benefits provided Participants under the Qualified Pension Plan.  This Plan shall be interpreted consistently with those intentions.

SECTION 4

DISTRIBUTION

4.1                                Time and Form of Payment.  A Participant’s benefit shall be paid in a single lump sum cash payment as of the first day of the seventh month following the Participant’s Separation from Service. Notwithstanding the foregoing, the benefit of a Top Hat Participant whose Qualified Pension Plan Benefit is determined by reference to the account balance formula under the Qualified Pension Plan shall be paid in a single lump sum cash payment as of the first day of the seventh month following the later of the Participant’s Separation from Service or attainment of age 55.

4.2                                Death or Change in Control.  Notwithstanding the foregoing, a Participant’s benefit shall be paid before the date specified in Section 4.1, above, pursuant to the following rules:

4.2.1                      Death.  Payment of the Participant’s benefit shall be made to the Participant’s Beneficiary in a single cash lump sum within the 90-day period following the Participant’s death.

4.2.2                      Change in Control.  Each Participant’s benefit shall be paid to him in a single cash lump sum within 90 days of the occurrence of a change in ownership or control of an Employer, or a change in the ownership of a substantial portion of the assets of an Employer, as such terms are defined and in a manner consistent with the provisions of Code Section 409A and Treasury Regulation Section 1.409A-3(i)(5).

4.3                                Withholding of Taxes.  The benefits payable under this Plan shall be subject to the deduction of any federal, state, or local income taxes, Federal Insurance Contributions Act (FICA), FUTA or other taxes that are required to be withheld from such payments by applicable laws and regulations.

4.4                                Acceleration of Payments.  Notwithstanding the preceding provisions of this Section 4, the Committee, in its sole discretion, may decide to accelerate payments under the Plan prior to the times set forth above in accordance with Treas. Reg. Section 1.409A-3(j)(4).  If payments are made to or on behalf of a Participant in accordance with this Section 4.4, then any payments that would otherwise be made under this Plan at any later date shall be reduced by the payments so made.  Payments that may be made in accordance with this Section shall include, but shall not be limited to, payments made under the following circumstances:

4.4.1                      Payment of Employment Taxes or Income Taxes.  Payments may be made at the time required by applicable law, for the payment or withholding of FICA tax imposed under Code Section 3101, Section 3121(a) and Section 3121(v)(2) or federal, state, local or foreign tax obligations arising from participation in the Plan provided distributions are limited to the amounts of such tax obligations.

4.4.2                      Payment upon Income Inclusion under Code Section 409A.  If this Plan fails to meet the requirements of Code Section 409A, the amount of a Participant’s benefit that is required to be included in the income of the affected Participant due to such failure shall be paid to such Participant in a single lump sum.

4.4.3                      Conflicts of Interest.  Each Participant’s benefit shall be paid at such time and to the extent permitted by Treas. Reg. Section 1.409A-3(j)(4)(iii) in connection with ethics agreements with the Federal government and applicable Federal, state, local or foreign ethics or conflicts of interest laws.

4.4.4                      Termination of Plan.  Each Participant’s benefit shall be paid to him upon termination of the Plan to the extent provided in Section 6.

4.5                                Delay of Payments.  Notwithstanding the foregoing provisions of this Section 5, the payment of any benefit under this Plan may be postponed to the extent permitted under the provisions of Code Section 409A and related regulations, but if such payment is described in (a) or (b), below, then all payments to similarly situated Participants shall be treated in the same manner.  The types of delays that are permitted include, but are not limited to, the following:

(a)                                  If the Employer reasonably determines that if a payment were made as scheduled the Employer’s deduction with respect to such payment would not be permitted under Code §162(m), then the Employer may unilaterally delay the payment of such benefit provided such payment is made either during the first calendar year in which the Employer reasonably anticipates that such deduction will not be barred by application of Code §162(m), or, if later, during the period beginning on the date of the Participant’s Separation from Service and ending on the later of the last day of the calendar in year in which such Separation from Service occurred or the 15th day of the third month following the Participant’s Separation from Service.

(b)                                 If the Employer reasonably anticipates that the payment of a benefit would violate Federal securities laws or other applicable law, the Employer may cause the Plan to delay payment of a Participant’s benefit until such time as the Employer reasonably anticipates that the payment of such benefit will not cause such violation.

(c)                                  A payment may be delayed to the extent that the Committee reasonably determines that payment will jeopardize the Employer’s ability to continue as a going concern, provided that payment is made during the first calendar year in the payment would not have such effect;

(d)                                 A payment may be delayed to the extent that the Committee reasonably determines that due to circumstances beyond the control of the Participant the calculation of the amount of the Participant’s payment is not administratively practicable, provided that payment is made during the first calendar year in which the calculation of the payment amount is administratively practicable.

4.6                                Application for Payment.  The Administrator may prescribe from time to time the information to be submitted by a Participant or Beneficiary of a deceased Participant in connection with commencing a distribution from the Plan.

4.7                                Designation of Beneficiaries.

4.7.1                      Right to Designate.  Each Top Hat Participant may designate upon a Beneficiary Designation Form furnished by and filed with the Committee, one or more primary Beneficiaries or alternative Beneficiaries to receive all or a specified part of such Top Hat Participant’s benefit in the event of such Top Hat Participant’s death.  The Top Hat

Participant may change or revoke any such designation from time to time without notice to or consent from any Beneficiary.  No such designation, change or revocation shall be effective unless executed by the Top Hat Participant and received by the Committee during the Top Hat Participant’s lifetime.

4.7.2                      Failure of Designation.  If a Top Hat Participant:

(a)                                  fails to designate a Beneficiary,

(b)                                 designates a Beneficiary and thereafter revokes such designation without naming another Beneficiary, or

(c)                                  designates one or more Beneficiaries and all such Beneficiaries so designated fail to survive the Top Hat Participant,

such Top Hat Participant’s benefit, or the part thereof as to which such Top Hat Participant’s designation fails, as the case may be, shall be payable to the first class of the following classes of automatic Beneficiaries with a member surviving the Top Hat Participant and (except in the case of surviving issue) in equal shares if there is more than one member in such class surviving the Top Hat Participant:

Top Hat Participant’s surviving Spouse

Top Hat Participant’s surviving issue per stirpes and not per capita

Top Hat Participant’s surviving parents

Top Hat Participant’s surviving brothers and sisters

Representative of Top Hat Participant’s estate

4.7.3                      Definitions.  When used herein and, unless the Top Hat Participant has otherwise specified in the Top Hat Participant’s Beneficiary designation, when used in a Beneficiary designation, “issue” means all persons who are lineal descendants of the person whose issue are referred to, including legally adopted descendants and their descendants but not including illegitimate descendants and their descendants; “child” means an issue of the first generation; “per stirpes” means in equal shares among living children of the person whose issue are referred to and the issue (taken collectively) of each deceased child of such person, with such issue taking by right of representation of such deceased child; and “survive” and “surviving” mean living after the death of the Top Hat Participant.

4.7.4                      Special Rules.  Unless the Top Hat Participant has otherwise specified in his or her Beneficiary designation, the following rules shall apply:

(a)                                  If there is not sufficient evidence that a Beneficiary was living at the time of the death of the Participant, it shall be deemed that the Beneficiary was not living at the time of the death of the Top Hat Participant.

(b)                                 The automatic Beneficiaries specified in Section 4.7.2 and the Beneficiaries designated by the Top Hat Participant shall become fixed at the time of the Top Hat Participant’s death so that, if a Beneficiary survives the Top Hat Participant but dies before the receipt of all payments due such Beneficiary hereunder, such remaining payments shall be payable to the representative of such Beneficiary’s estate.

(c)                                  If the Top Hat Participant designates as a Beneficiary the person who is the Top Hat Participant’s Spouse on the date of the designation, either by name or by relationship, or both, the dissolution, annulment or other legal termination of the marriage between the Top Hat Participant and such person shall automatically revoke such designation.  (The foregoing shall not prevent the Top Hat Participant from designating a former Spouse as a Beneficiary on a form executed by the Top Hat Participant and received by the Committee after the date of the legal termination of the marriage between the Top Hat Participant and such former Spouse, and during the Top Hat Participant’s lifetime.)

(d)                                 Any designation of a non-spouse Beneficiary by name that is accompanied by a description of relationship to the Top Hat Participant shall be given effect without regard to whether the relationship to the Participant exists either then or at the Top Hat Participant’s death.

(e)                                  Any designation of a Beneficiary only by statement of relationship to the Top Hat Participant shall be effective only to designate the person or persons standing in such relationship to the Top Hat Participant at the Top Hat Participant’s death.

A Beneficiary designation is permanently void if it either is executed or is filed by a Top Hat Participant who, at the time of such execution or filing, is then a minor under the law of the state of the Top Hat Participant’s legal residence.  The Committee shall be the sole judge of the content, interpretation and validity of a purported Beneficiary designation.

4.7.5                      Facility of Payment.  In case of the legal disability (e.g., minority or mental incompetency), of a Top Hat Participant or Beneficiary entitled to receive any distribution under the Plan, payment shall be made, if the Committee shall be advised of the existence of such condition:

(a)                                  to the duly appointed guardian, conservator or other legal representative of such Top Hat Participant or Beneficiary, or

(b)                                 to a person or institution entrusted with the care or maintenance of the legally disabled Top Hat Participant or Beneficiary, provided such person or institution has satisfied the Committee that the payment will be used for the best interest and assist in the care of such Top Hat Participant or Beneficiary, and provided further, that no prior claim for said payment has been made by a duly appointed guardian, conservator or other legal representative of such Top Hat Participant or Beneficiary.

Any payment made in accordance with the foregoing provisions of this section shall constitute a complete discharge of any liability or obligation of the Committee therefore.

4.8                                Payment Obligations of Participating Employers.  Payment of distributions from this Plan shall be made only by the Employer which last employed the Participant before payments commence, provided, however, that each other Employer shall reimburse the paying Employer for benefits accrued by the Participant during the period (if any) that the Participant was employed by them.

4.9                                SERP Participants.  Notwithstanding anything else in this Section 4 to the contrary, if as of December 31, 2008 an individual is both a Participant in this Plan and a participant in the Xcel Energy Supplemental Executive Retirement Plan (SERP), then the Participant’s benefit under this Plan shall be paid in the time and form of his or her benefit under the SERP.

SECTION 5

UNFUNDED PLAN

5.1                                Establishment of Trust. The obligation of the Employer to make payments under this Plan constitutes only the unsecured (but legally enforceable) promise of the Employer to make such payments.  A Participant shall have no lien, prior claim or other security interest in any property of the Employer.  The Employer is not required to establish or maintain any fund, trust or account (other than a bookkeeping account or reserve) for the purpose of funding or paying the benefits promised under this Plan.  If such a fund is established, the property therein shall remain the sole and exclusive property of the Employer.

5.2                                Funding and Location of Trust.  Any trust established by the Employer for purposes of paying benefits under this Plan, and the taxation of any assets held in such trust on behalf of Participants, shall be subject to the requirements of Code §409A, including (a) the rules pertaining to offshore funding set forth in Code §409A(b)(1), (b) the transfers of assets for the benefit of covered employees (as defined in Code §409A(b)(3)(d)(ii)) when an defined benefit plan of the Employer defined benefit pension plan is in a restricted period, and (c) the restriction of assets in connection with a change in the Employer’s financial health under Code §409A(b)(2).

5.3                                Interrelationship of the Plan and the Trust.  The provisions of the Plan shall govern the rights of a Participant or Beneficiary to receive distributions pursuant to the Plan.  The provisions of the Trust (if any) shall govern the rights of the Employer, the Participants, and the creditors of the Employer relative to any property of the Employer set aside therein.  The Employer shall at all times prior to the Plan’s termination remain liable to carry out its responsibilities under the Plan.

5.4                                Distributions From the Trust.  The Employers’ obligations under the Plan may be satisfied with assets of the Trust distributed pursuant to the terms thereof, and any such distribution shall reduce the Employers’ obligations under the Plan.

5.5                                Spendthrift Provision.  No Participant or Beneficiary shall have any interest in any account or Trust which can be transferred nor shall any Participant or Beneficiary have any power to anticipate, alienate, dispose of, pledge or encumber the same while in the possession or control of the Employer or the Trustee, nor shall any benefit or the Trust be subject to attachment, garnishment, execution following judgment or other legal process while in the possession or control of the Employer or the Trustee.

This section shall not prevent the Employer from exercising, in its discretion, any of the applicable powers and options granted to it upon the occurrence of a Participant’s Retirement, as such powers may be conferred upon it by any applicable provision hereof.

SECTION 6

AMENDMENT AND TERMINATION

6.1                                Amendment.  The Plan may be amended from time to time in any respect whatever by the Employer and by the Committee to the extent consistent with its delegated authority.  Any such amendment may be retroactive, prospective or both.  No such amendment of the Plan document or termination of the Plan, however, shall reduce a Participant’s benefit earned as of the date of such amendment unless the Participant so affected consents in writing to the amendment or such amendment is deemed necessary by the Employer to affect the intended purposes of this Plan and/or comply with applicable law. Any such amendment shall be communicated to the Employers participating in the Plan.  Each Employer reserves the right to withdraw from participation in the Plan, but until such withdrawal occurs, they shall be bound by the Plan as originally established and as amended from time to time.

6.2                                Termination.  The Employer reserves the right to discontinue benefit accruals at any time.  The Employer also reserves the right cause an acceleration of the time and form of a Plan payment where the acceleration of such payment is made in accordance with one of the following provisions:

6.2.1                      Dissolution or Bankruptcy.  At the discretion of the Employer within 12 months of a corporate dissolution taxed under Code Section 331 or with the approval of a bankruptcy court pursuant to 11 U.S.C. Section 503(b)(1)(A), provided that Plan benefits are included in the Participants’ gross incomes in the latest of the following years (or, if earlier, the Participants’ respective tax year in which the benefits are actually or constructively received): (i) the first calendar year in which the Plan termination and liquidation occurs; (ii) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which payment is administratively practicable.

6.2.2                      Discretionary Termination.  A termination of the Plan that does not occur proximate to a downturn in the financial health of the Employer; provided that (a) all other arrangements sponsored by the Employer that would be aggregated with this arrangement under Treas. Reg. Section 1.409A-1(c) are also terminated (such aggregation being determined by assuming that all Participants have a benefit under any such other arrangement); (b) no payments in liquidation of the Plan, other than payments that would have been made under this Plan had the termination not occurred, are made from the Plan within 12 months of the date the Employer has taken all necessary action to irrevocably terminate and liquidate this Plan (the “Termination Date”) ; (c) all benefits are fully distributed within 24 months of the Termination Date; and (d) the Employer does not adopt a new arrangement that would be aggregated under Treas. Reg. Section 1.409A-1(c) with this Plan (such aggregation being determined by assuming that all Participants will have a benefit under any new arrangement) within 3 years following the Termination Date.

SECTION 7

DETERMINATIONS — RULES AND REGULATIONS

7.1                                Determinations.  The Committee shall make such determinations as may be required from time to time in the administration of the Plan. The Committee shall have the sole discretion, authority and responsibility to interpret and construe this Plan Statement and to determine all factual and legal questions under the Plan, including but not limited to the entitlement of any persons to benefits and the amounts of their benefits. Its discretionary authority shall include all matters arising under the Plan including, but not limited to, the determination of whether a domestic relations order is enforceable against the Plan and the interpretation and administration of a qualified domestic relations order. The Actuary, the Trustee and other interested parties may act and rely upon all information reported to them hereunder and need not inquire into the accuracy thereof nor be charged with any notice to the contrary.

7.2                                Rules and Regulations.  Any rule not in conflict or at variance with the provisions hereof may be adopted by the Principal Sponsor.

7.3                                Method of Executing Instruments.  Information to be supplied or written notices to be made or consents to be given by the Principal Sponsor pursuant to any provision of this Plan Statement may be signed in the name of the Principal Sponsor by any officer who has been authorized to make such certification or to give such notices or consents.

7.4                                Claims and Review Procedure.  Until modified by the Committee, the claims and review procedure set forth in this Section shall be the mandatory claims and review procedure for the resolution of disputes and disposition of claims filed under the Plan. An application for benefits shall be considered as a claim for the purposes of this Section.

7.4.1                      Initial Claim.  An individual may, subject to any applicable deadline, file with the Committee a written claim for benefits under the Plan in a form and manner prescribed by the Committee.

(a)                                 If the claim is denied in whole or in part, the Committee shall notify the claimant of the adverse benefit determination within ninety (90) days after receipt of the claim.

(b)                                The ninety (90) day period for making the claim determination may be extended for ninety (90) days if the Committee determines that special circumstances require an extension of time for determination of the claim, provided that the Committee notifies the claimant, prior to the expiration of the initial ninety (90) day period, of the special circumstances requiring an extension and the date by which a claim determination is expected to be made.

7.4.2                      Notice of Initial Adverse Determination.  A notice of an adverse determination shall set forth in a manner calculated to be understood by the claimant:

(a)                                 the specific reasons for the adverse determination;

(b)                                references to the specific provisions of the Plan Statement (or other applicable Plan document) on which the adverse determination is based;

(c)                                 a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary; and

(d)                                a description of the claims review procedure, including the time limits applicable to such procedure, and a statement of the claimant’s right to bring a civil action under ERISA section 502(a) following an adverse determination on review.

7.4.3                      Request for Review. Within sixty (60) days after receipt of an initial adverse benefit determination notice, the claimant may file with the Committee a written request for a review of the adverse determination and may, in connection therewith submit written comments, documents, records and other information relating to the claim benefits. Any request for review of the initial adverse determination not filed within sixty (60) days after receipt of the initial adverse determination notice shall be untimely.

7.4.4                      Claim on Review. If the claim, upon review, is denied in whole or in part, the Committee shall notify the claimant of the adverse benefit determination within sixty (60) days after receipt of such a request for review.

(a)                                 The sixty (60) day period for deciding the claim on review may be extended for sixty (60) days if the Committee determines that special circumstances require an extension of time for determination of the claim, provided that the Committee notifies the claimant, prior to the expiration of the initial sixty (60) day period, of the special circumstances requiring an extension and the date by which a claim determination is expected to be made.

(b)                                In the event that the time period is extended due to a claimant’s failure to submit information necessary to decide a claim on review, the claimant shall have sixty (60) days within which to provide the necessary information and the period for making the claim determination on review shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information or, if earlier, the expiration of sixty (60) days.

(c)                                 The Committee’s review of a denied claim shall take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

7.4.5                      Notice of Adverse Determination for Claim on Review. A notice of an adverse determination for a claim on review shall set forth in a manner calculated to be understood by the claimant:

(a)                                 the specific reasons for the denial;

(b)                                references to the specific provisions of the Plan Statement (or other applicable Plan document) on which the adverse determination is based;

(c)                                 a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits;

(d)                                a statement describing any voluntary appeal procedures offered by the Plan and the claimant’s right to obtain information about such procedures; and

(e)                                 a statement of the claimant’s right to bring an action under ERISA section 502(a).

7.5                                Rules and Regulations.

7.5.1                      Adoption of Rules. Any rule not in conflict or at variance with the provisions hereof may be adopted by the Committee.

7.5.2                      Specific Rules.

(a)                                 No inquiry or question shall be deemed to be a claim or a request for a review of a denied claim unless made in accordance with the established claim procedures. The Committee may require that any claim for benefits and any request for a review of a denied claim be filed on forms to be furnished by the Committee upon request.

(b)                                All decisions on claims and on requests for a review of denied claims shall be made by the Committee unless delegated as provided for in the Plan, in which case references in this Section 7 to the Committee shall be treated as references to the Committee’s delegate.

(c)                                 Claimants may be represented by a lawyer or other representative at their own expense, but the Committee reserves the right to require the claimant to furnish written authorization and establish reasonable procedures for determining whether an individual has been authorized to act on behalf of a claimant. A claimant’s representative shall be entitled to copies of all notices given to the claimant.

(d)                                The decision of the Committee on a claim and on a request for a review of a denied claim may be provided to the claimant in electronic form instead of in writing at the discretion of the Committee.

(e)                                 In connection with the review of a denied claim, the claimant or the claimant’s representative shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits.

(f)                                   The time period within which a benefit determination will be made shall begin to run at the time a claim or request for review is filed in accordance with the claims procedures, without regard to whether all the information necessary to make a benefit determination accompanies the filing.

(g)                                The claims and review procedures shall be administered with appropriate safeguards so that benefit claim determinations are made in accordance with governing plan documents and, where appropriate, the plan provisions have been applied consistently with respect to similarly situated claimants.

(h)                                For the purpose of this Section, a document, record, or other information shall be considered “relevant” if such document, record, or other information: (i) was relied upon in making the benefit determination; (ii) was submitted, considered, or generated in the course of making the benefit determination, without regard to whether such document, record, or other information was relied upon in making the benefit determination; (iii) demonstrates compliance with the administration processes and safeguards designed to ensure that the benefit claim determination was made in accordance with governing plan documents and that, where appropriate, the Plan provisions have been applied consistently with respect to similarly situated claimants; and (iv) constitutes a statement of policy or guidance with respect to the Plan concerning the denied treatment option or benefit for the claimant’s diagnosis, without regard to whether such advice or statement was relied upon in making the benefit determination.

(i)                                    The Committee may, in its discretion, rely on any applicable statute of limitation or deadline as a basis for denial of any claim.

7.6                                Deadline to File Claim. To be considered timely under the Plan’s claim and review procedure, a claim must be filed with the Committee within one (1) year after the claimant knew or reasonably should have known of the principal facts upon which the claim is based.

7.7                                Exhaustion of Administrative Remedies. The exhaustion of the claim and review procedure is mandatory for resolving every claim and dispute arising under the Plan. As to such claims and disputes:

(a)                                 no claimant shall be permitted to commence any legal action to recover Plan benefits or to enforce or clarify rights under the Plan under section 502 or section 510 of ERISA or under any other provision of law, whether or not statutory, until the claim and review procedure set forth herein have been exhausted in their entirety; and

(b)                                in any such legal action all explicit and all implicit determinations by the Committee (including, but not limited to, determinations as to whether the claim, or a request for a review of a denied claim, was timely filed) shall be afforded the maximum deference permitted by law.

7.8                                Deadline to File Legal Action. No legal action to recover Plan benefits or to enforce or clarify rights under the Plan under section 502 or section 510 of ERISA or under any other provision of law, whether or not statutory, may be brought by any claimant on any matter pertaining to the Plan unless the legal action is commenced in the proper forum before the earlier of:

(a)                                 thirty (30) months after the claimant knew or reasonably should have known of the principal facts on which the claim is based, or

(b)                                six (6) months after the claimant has exhausted the claim and review procedure.

7.9                                Knowledge of Fact by Participant Imputed to Beneficiary. Knowledge of all facts that a Participant knew or reasonably should have known shall be imputed to every claimant who is or claims to be a Beneficiary of the Participant or otherwise claims to derive an entitlement by reference to the Participant for the purpose of applying the previously specified periods.

7.10                          Information Furnished by Participants.  Neither the Principal Sponsor, and Employer nor the Committee shall not be liable or responsible for any error in the computation of the benefit of a Participant resulting from any misstatement of fact made by the Participant, directly or indirectly, to the Principal Sponsor, and used by it in determining the Participant’s benefit.  The Principal Sponsor shall not be obligated or required to increase the benefit of such Participant, which, on discovery of the misstatement, is found to be understated as a result of such misstatement of the Participant.  However, the benefit of any Participant, which is overstated by reason of any such misstatement, shall be reduced to the amount appropriate in view of the truth.

7.11                          Overpayments.  If a payment or series of payments made from this Plan is found to be greater than the benefit to which a Participant or Beneficiary is entitled due to factual errors, mathematical errors or otherwise, the Committee may, in its discretion, and in addition to or in lieu of any other legal remedies it may have suspend or reduce future benefits to such Participant or Beneficiary as it deems appropriate to correct the overpayment.

SECTION 8

PLAN ADMINISTRATION

8.1                                Principal Sponsor.

8.1.1                      Officers.  Except as hereinafter provided, functions generally assigned to the Principal Sponsor shall be discharged by its officers or delegated and allocated as provided herein.

8.1.2                      Chief Executive Officer.  The Chief Executive Officer of the Principal Sponsor may delegate or re-delegate and allocate and reallocate to a Committee such functions assigned to the Principal Sponsor as may from time to time be deemed advisable.

8.2                                Committee.

8.2.1                      Appointment and Removal.  The Committee shall consist of three or more members as may be determined and appointed from time to time by the Chief Executive Officer or the President of the Principal Sponsor and they shall serve at the pleasure of such Chief Executive Officer or President of the Principal Sponsor.

8.2.2                      Automatic Removal.  If any individual who is a member of the Committee is a director, officer or employee when appointed as a member of the Committee, then such individual shall be automatically removed as a member of the Committee at the earliest time such individual ceases to be a director, officer or employee.  This removal shall occur automatically and without any requirement for action by the Chief Executive Officer or President of the Principal Sponsor or any notice to the individual so removed.

8.2.3                      Authority.  The Committee may elect such officers as the Committee may decide upon.  The Committee shall:

(a)                                 establish rules for the functioning of the Committee, including the times and places for holding meetings, the notices to be given in respect of such meetings and the number of members who shall constitute a quorum for the transaction of business,

(b)                                organize and delegate to such of its members as it shall select authority to execute or authenticate rules, advisory opinions or instructions, and other instruments adopted or authorized by the Committee; adopt such bylaws or regulations as it deems desirable for the conduct of its affairs; appoint a secretary, who need not be a member of the Committee, to keep its records and otherwise assist the Committee in the performance of its duties; keep a record of all its proceedings and acts and keep all books of account, records and other data as may be necessary for the proper administration of the Plan; notify the Employer and the Trustee of any action taken by the Committee and, when required, notify any other interested person or persons,

(c)                                 determine from the records of the Employer the compensation, service records, status and other facts regarding Participants and other employees,

(d)                                cause to be compiled at least annually, from the records of the Committee and the reports and accountings of any Trustee, a report or accounting of the status of the Plan and the benefits of the Participants, and make it available to each Participant who shall have the right to examine that part of such report or accounting (or a true and correct copy of such part) which sets forth the Participant’s benefits and ratable interest in the Plan,

(e)                                 prescribe forms to be used for applications for participation, benefits, notifications, etc., as may be required in the administration of the Plan,

(f)                                   set up such rules as are deemed necessary to carry out the terms of this Plan Statement,

(g)                                resolve all questions of administration of the Plan not specifically referred to in this Section,

(h)                                delegate or re-delegate to one or more persons, jointly or severally, and whether or not such persons are members of the Committee or employees of the Employer, such functions assigned to the Committee hereunder as it may from time to time deem advisable and in the event of any such delegation, references to the Committee shall be treated as references to the Committee, and

(i)                                    perform all other acts reasonably necessary for administering the Plan and carrying out the provisions of this Plan Statement and performing the duties imposed on it.

8.2.4                      Majority Decisions.  If there shall at any time be three (3) or more members of the Committee serving hereunder who are qualified to perform a particular act, the same may be performed, in writing or in a meeting, on behalf of all, by a majority of those qualified, with or without the concurrence of the minority.  No person who failed to join or concur in such act shall be held liable for the consequences thereof, except to the extent that liability is imposed under ERISA.

8.3                                Limitation on Authority.

8.3.1                      Generally.  No action taken by any person, if authority to take such action has been delegated or re-delegated to it, shall be the responsibility of any other person except as may be required by the provisions of ERISA.  Except to the extent imposed by ERISA, no person shall have the duty to question whether any other fiduciary is fulfilling all of the responsibility imposed upon such other person by the Plan Statement or by ERISA.

8.3.2                      Trustee.  If any trust is established, the responsibilities and obligations of the Trustee shall be strictly limited to those set forth in the agreement of trust.   The Trustee shall have no authority or duty to determine or enforce payment of any Employer contribution under the Plan or to determine the existence, nature or extent of any individual’s rights in the Fund or under the Plan or question any determination made by the Principal Sponsor or the Committee regarding the same.  Nor shall the Trustee be responsible in any way for the manner in which the Principal Sponsor, the Employer or the Committee carries out its responsibilities under this Plan Statement or, more generally, under the Plan.  The Trustee shall give the Principal Sponsor notice of (and tender to the Principal Sponsor)

the prosecution or defense of any litigation involving the Plan, the Fund or other person acting with respect to the Plan.

8.4                                Conflict of Interest.  If any officer or employee of the Employer, any member of the Board of Directors of the Employer, any member of the Committee or any Trustee to whom authority has been delegated or re-delegated hereunder shall also be a Participant (or Participant’s Spouse), the individual shall have no authority as such officer, employee, member or Trustee with respect to any matter specially affecting his or her individual interest hereunder (as distinguished from the interests of all Participants and Beneficiaries or a broad class of Participants and Beneficiaries), all such authority being reserved exclusively to the other officers, employees, members or Trustees as the case may be, to the exclusion of such Participant or such Beneficiary, and such Participant or Beneficiary shall act only in his or her individual capacity in connection with any such matter.

8.5                                Dual Capacity.  Individuals, firms, corporations or partnerships identified herein or delegated or allocated authority or responsibility hereunder may serve in more than one fiduciary capacity.

8.6                                Administrator.  The Principal Sponsor shall be the administrator for purposes of section 3(16)(A) of ERISA.

8.7                                Service of Process.  In the absence of any designation to the contrary by the Principal Sponsor, the Secretary of the Principal Sponsor is designated as the appropriate and exclusive agent for the receipt of service of process directed to the Plan in any legal proceeding, including arbitration, involving the Plan.

8.8                                Administrative Expenses.  The reasonable expenses of administering the Plan shall be payable out of the Trust Fund, if any, except to the extent that the Employer, in its discretion, directly pays the expenses.

SECTION 9

DISCLAIMERS

9.1                                Term of Employment.  Neither the terms of this Plan Statement nor the benefits hereunder nor the continuance thereof shall be a term of the employment of any employee.  The Employer shall not be obliged to continue the Plan.  The terms of this Plan Statement shall not give any employee the right to be retained in the employment of the Employer.

9.2                                Source of Payment.  Neither the Employer nor any of its officers nor any member of its Committee or the Board of Directors in any way secure or guarantee the payment of any benefit or amount which may become due and payable hereunder to any Participant or to any Beneficiary or to any creditor of a Participant or a Beneficiary.  Each Participant or other person entitled at any time to payments hereunder shall look solely to the assets of the Employer for such payments.  In each case where benefits shall have been distributed to a former Participant and which purports to cover in full the benefit hereunder, such former Participant shall have no further right or interest in the other assets of the Employer.  Neither the Employer nor any of its officers nor any member of its Board of Directors shall be under any liability or responsibility for failure to affect any of the objectives or purposes of the Plan by reason of the insolvency of the Employer.

9.3                                Delegation.  The Employer, and its officers and the members of its Board of Directors and Committee shall not be liable for an act or omission of another person with regard to a responsibility that has been allocated to or delegated to such other person pursuant to the terms of this Plan Statement or pursuant to procedures set forth in this Plan Statement.

                                    , 200

Xcel Energy Inc.

By

Its

ADDENDUM A

Section 415 Excess Benefit Plan Benefit

SECTION 1

INTRODUCTION

The benefit of a Participant whose benefit under this Plan is solely attributable to the limitations of Code section 415 shall be determined as follows:

A.1.1                   Section 415 Excess Benefit of Participants Whose Qualified Pension Plan Benefit is Determined under the Traditional Formula.  The Section 415 Excess Benefit of a Participant whose Qualified Pension Plan Benefit is determined under the traditional benefit formula of a Qualified Pension Plan shall, at such Participant’s Separation from Service, be equal to (a) - (b) multiplied by (c) as follows:

(a)                                 the Participant’s Qualified Pension Plan Benefit determined without regard to the limitation imposed by Code section 415 (but applying the limitation imposed by Code section 401(a)(17)), minus

(b)                                the Participant’s actual Qualified Pension Plan Benefit,

multiplied by

(c)                                 a percentage equal to that percentage which the Participant is vested in his or her benefit under a Qualified Pension Plan at the time of his or her Separation from Service.

A.1.2                   Section 415 Excess Benefit of Participants Whose Qualified Pension Plan Benefit is Determined under the Account Balance or PEP Formulas.  A Participant whose Qualified Pension Plan benefit is determined by reference to the account balance or PDP formula shall, effective for Plan Years beginning on and after January 1, 2003, earn a benefit under this Plan determined as of the date such Participant’s benefit is to be paid, equal to (a) — (b) multiplied by (c), as follows:

(d)                                The Actuarial Equivalent single life annuity determined by reference to the Participant’s account or PDP balance under the Qualified Plan as of the date the Participant’s benefit under this Plan is to be paid calculated without regard to the limitations imposed by Code section 415 (but applying the limitation imposed by Code section 401(a)(17)), minus

(e)                                 The Actuarial Equivalent single life annuity determined by reference to the Participant’s actual account or PDP balance under the Qualified Plan as of the date the Participant’s benefit under this Plan is to be paid after applying the limitations imposed by Code section 415 (and applying the limitation imposed by Code section 401(a)(17)), multiplied by

(f)                                   A percentage equal to that percentage which the Participant is vested in his or her benefit under a Qualified Pension Plan at the time of his or her Separation from Service.